Exhibit 5.1

300 COLORADO STREET SUITE 1800 AUSTIN, TX 78701 TELEPHONE: 512.617.0650 FACSIMILE: 737.910.0730 WWW.MOFO.COM

morrison & foerster llp

AMSTERDAM, AUSTIN, BERLIN, BOSTON, BRUSSELS, DENVER, HONG KONG, LONDON, LOS ANGELES, MIAMI, NEW YORK, PALO ALTO, SAN DIEGO, SAN FRANCISCO, SEATTLE, SHANGHAI, SINGAPORE, TOKYO, WASHINGTON, D.C.

August 26, 2026

Board of Directors

Sky Harbour Group Corporation

136 Tower Road, Suite 205

White Plains, NY 10604

Re: Prospectus Supplement

Ladies and Gentlemen:

We have acted as counsel to Sky Harbour Group Corporation, a Delaware corporation (the “Company”), in connection with the issuance of 1,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), pursuant to (i) the registration statement on Form S-3 (File No. 333-278275) as filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), which was declared effective by the Commission on April 10, 2024 (together with the documents incorporated by reference therein, the “Registration Statement”), (ii) the base prospectus dated April 10, 2024 (together with the documents incorporated by reference therein, the “Base Prospectus”), (iii) the prospectus supplement dated August 26, 2026 (together with the documents incorporated by reference therein and the Base Prospectus, the “Prospectus”) and (iv) the Stock Purchase Agreement, dated as of August 21, 2026 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”), by and between the Company and M-COR Capital LLC.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Sky Harbour Group Corporation
August 26, 2026
Page Two

This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery in the manner contemplated by the Registration Statement, the Prospectus and the Purchase Agreement, will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.

We consent to the use of this opinion as an exhibit to the above described Current Report on Form 8-K, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Morrison & Foerster LLP Morrison & Foerster LLP